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                                                                    EXHIBIT 4.17

                     THIRD AMENDMENT TO CREDIT AGREEMENT


        THIS THIRD AMENDMENT TO CREDIT AGREEMENT ("Third Amendment") effective as of January 12, 1996 (the "Third Amendment Effective Date") is made and entered into by and among SEAGULL ENERGY CORPORATION (the "Borrower"), a Texas corporation, the banking institutions from time to time a party to the Credit Agreement (as hereinafter defined) as amended by this Third Amendment (each, together with its successors and assigns, a "Bank" and collectively, the "Banks"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually and as administrative agent for the Banks (in such capacity, the "Administrative Agent") and CHEMICAL BANK, as auction agent.

                                  RECITALS

        WHEREAS, the Borrower, the Administrative Agent and the Banks are parties to a Credit Agreement dated as of May 24, 1994, as amended pursuant to a First Amendment to Credit Agreement dated as of June 30, 1994 and a Second Amendment to Credit Agreement dated as of March 10, 1995
(collectively, the "Credit Agreement"); and

        WHEREAS, the Borrower, the Administrative Agent and the Banks have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

        NOW, THEREFORE, IT IS AGREED:

        Section 1. Definitions. Terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise provided herein.

        Section 2. Waiver of Default. The Administrative Agent and the Banks hereby waive any default occurring before the effectiveness of this Third Amendment and resulting from a breach of Section 10.2 of the Credit Agreement by the Borrower with respect to liens held by third parties relating to any margin account balances of the Borrower or any of its Subsidiaries with respect to exchange traded contracts for the delivery of natural gas, where such margin account balances exceed in the aggregate, and together with debt secured by liens not otherwise permitted under Section 10.2 of the Credit Agreement, $3,000,000.

        Section 3. Amendments to the Credit Agreement. On and after the Third Amendment Effective Date, the Credit Agreement shall be amended as follows:

        Section 10.2 of the Credit Agreement is hereby amended by deleting the word "and" following the semi-colon at the end of clause (y), changing the period (.) at the end of clause (z) to a semi-colon (;) and inserting the word "and" after such semi-colon and by adding a new clause (aa), such clause (aa) to read in its entirety as follows:

                   (aa) Liens (i) granted to or existing in favor of third
            parties on margin accounts of the Company or any of its Subsidiaries relating to exchange traded contracts for the delivery of natural gas pursuant to which the Company or any such Subsidiary intends to take actual delivery of such natural gas within forty
            (40) days from the then current date in the ordinary course of business and not for speculative

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            purposes, and (ii) on margin accounts of the Company or any of its
            Subsidiaries relating to exchange traded contracts for the delivery of natural gas, provided, however, the aggregate balance of the margin accounts subject to the Liens permitted by this clause (ii) shall not exceed from time to time $10,000,000.

        Section 4. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents (other than as specifically set forth in Section 2 of this Third Amendment), or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Third Amendment and any of the foregoing documents, the terms of this Third Amendment shall be controlling.

        Section 5. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Administrative Agent harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this Third Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Administrative Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

        Section 6. Governing Law. This Third Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

        Section 7. Descriptive Headings, etc. The descriptive headings of the several Sections of this Third Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        Section 8. Entire Agreement. This Third Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Third Amendment.

        Section 9. Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.




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        Section 10. Amended Definitions. As used in the Credit agreement
(including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the Third Amendment Effective Date the term "Agreement" shall mean the Credit Agreement as amended by this Third Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective duly authorized offices effective as of the date first above written.

             NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SS.26.02

        THIS THIRD AMENDMENT AND OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.



                                        SEAGULL ENERGY CORPORATION,
                                        a Texas corporation



                                        By: /s/ ROBERT W. SHOWER
                                            --------------------------------
                                            Robert W. Shower
                                            Executive Vice President and
                                            Chief Financial Officer





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                                        CHEMICAL BANK,
                                        as Auction Agent



                                        By: /s/ RONALD POTTER
                                            ----------------------------------
                                            Name: Ronald Potter
                                            Title: Managing Director

                                        Address for Notices:

                                        140 East 45th
                                        29th Floor
                                        New York, New York 10017
                                        Attention: Ms. Terri Reilly




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                                        TEXAS COMMERCE BANK
                                        NATIONAL ASSOCIATION
                                        as Administrative Agent and as a Bank



                                        By: /s/ SCOTT RICHARDSON
                                            -----------------------------------
                                            Name: Scott Richardson
                                            Title: Vice President

                                        Address for Notices:

                                        712 Main Street
                                        Houston, Texas 77002
                                        Attention: Manager, Energy Division




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                                        THE CHASE MANHATTAN BANK, N.A.



                                        By: /s/ BETTYLOU J. ROBERT
                                            ----------------------------------
                                            Name: Bettylou J. Robert
                                            Title: Vice President

                                        Address for Notices:

                                        1221 McKinney, Suite 3000
                                        Houston, Texas 77010
                                        Attention: Scott Porter
                                                   Vice President




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                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK



                                        By: /s/ PHILIP W. MCNEAL
                                            -----------------------------------
                                            Name: Philip W. McNeal
                                            Title: Vice President

                                        Address for Notices:

                                        60 Wall Street
                                        New York, New York, 10260-0060
                                        Attention: Loan Department





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                                        NATIONSBANK OF TEXAS, N.A.



                                        By: /s/ JO A. TAMALIS
                                            ----------------------------------
                                            Name: Jo A. Tamalis
                                            Title: Senior Vice President

                                        Address for Notices:

                                        700 Louisiana Street
                                        Houston, Texas 77002
                                        Attention: Jo A. Tamalis
                                                   Senior Vice President





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                                        THE FIRST NATIONAL BANK OF BOSTON



                                        By: /s/ GEORGE W. PASSELA
                                            ----------------------------------
                                            Name: George W. Passela
                                            Title: Managing Director

                                        Address for Notices:

                                        100 Federal Street
                                        Energy & Utilities 01-15-04
                                        Boston, Massachusetts 02110
                                        Attention: George W. Passela
                                                   Managing Director



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                                        ABN AMRO BANK N.V.,
                                        HOUSTON AGENCY
                                        ABN AMBRO NORTH AMERICA, INC.
                                        as Agent



                                        By: /s/ CHERYL I. LIPSHUTZ
                                            -----------------------------------
                                            Name: Cheryl I. Lipshutz
                                            Title: Vice President and Director


                                        By: /s/ JONATHAN C. HOMEYER
                                            -----------------------------------
                                            Name: Jonathan C. Homeyer
                                            Title: Officer


                                        Address for Notices:

                                        Three Riverway, Suite 1600
                                        Houston, Texas 70056
                                        Attention: Ms. Cheryl I. Lipshutz




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                                        THE BANK OF NEW YORK



                                        By: /s/ RENEE BIJLANI
                                            ----------------------------------
                                            Name: Renee Bijlani
                                            Title: Vice President

                                        Address for Notices:

                                        One Wall Street
                                        New York, New York 10296
                                        Attention: Mr. Andrew G. Mathews
                                                   Vice President




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                                        BANQUE PARIBAS HOUSTON AGENCY



                                        By: /s/ MARIAN LIVINGSTON
                                            -----------------------------------
                                            Name: Marion Livingston
                                            Title: Vice President


                                        By: /s/ BRIAN MALONE
                                            -----------------------------------
                                            Name: Brian Malone
                                            Title: Vice President


                                        Address for Notices:

                                        1200 Smith Street, Suite 3100
                                        Houston, Texas 77002
                                        Attention: Barton D. Shouest
                                                   Group Vice President



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                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By: /s/ PASCAL POUPELLE
                                            -----------------------------------
                                            Name: Pascal Poupelle
                                            Title: Senior Vice President

                                        Address for Notices:

                                        c/o Credit Lyonnais Representative
                                        Office
                                        1000 Louisiana, Suite 5360
                                        Houston, Texas 77002
                                        Atention: Mr. A. David Dodd




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                                        THE FUJI BANK, LIMITED
                                        HOUSTON AGENCY



                                        By: /s/ SOICHI YOSHIDA
                                            ----------------------------------
                                            Name: Soichi Yoshida
                                            Title: Vice President And Senior
                                                   Manager


                                        Address for Notices:

                                        909 Fannin, Suite 2800
                                        Houston, Texas 77010
                                        Attention: Mr. Jacques Azagury
                                                   Assistant Vice President





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                                        NBD BANK, N.A.




                                        By: /s/ GEORGE R. SCHANZ
                                            ----------------------------------
                                            Name: George R. Schanz
                                            Title: Vice President

                                        Address for Notices:

                                        611 Woodward Avenue
                                        Detroit, Michigan 48226
                                        Attention: Mr. George R. Shanz
                                                   Vice President




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                                        SOCIETE GENERALE,
                                        SOUTHWEST AGENCY




                                        By: /s/ RICHARD A. ERBERT
                                            -----------------------------------
                                            Name: Richard A. Erbert
                                            Title: Vice President

                                        Address for Notices:

                                        4800 Trammell Crow Center
                                        2001 Ross Avenue
                                        Dallas, Texas 75201
                                        Attention: Mr. Ralph Saheb
                                                   Vice President

                                        With a copy to:

                                        1111 Bagby, Suite 2020
                                        Houston, Texas 77002
                                        Attention: Mr. Richard Erbert
                                                   Vice President



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                                        THE BANK OF TOKYO, LTD.,
                                        DALLAS AGENCY




                                        By: /s/ JOHN MCINTYRE
                                            ---------------------------------
                                            Name: J. Mcintyre
                                            Title: Vice President

                                        Address for Notices:

                                        909 Fannin, Suite 1104
                                        Two Houston Center
                                        Houston, Texas 77010
                                        Attention: Mr. John M. McIntyre
                                                   Vice President




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                                        BANK OF SCOTLAND




                                        By: /s/ CATHERINE M. ONIFFEREY
                                            ----------------------------------
                                            Name: Catherine M. Onifferey
                                            Title: Vice President

                                        Address for Notices:

                                        380 Madison Avenue
                                        New York, New York 10017
                                        Attention: Mr. Joseph Fratus





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                                        CAISSE NATIONALE DE CREDIT
                                        AGRICOLE




                                        By: /s/ DAVID BOUHL
                                            ----------------------------------
                                            Name: David Bouhl, F.v.p.
                                            Title: Head Of Corporate Banking
                                                   Chicago

                                        Address for Notices:

                                        600 Travis, Suite 2340
                                        Houston, Texas 77002
                                        Attention: Brian Knezeak
                                                   Vice President



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                                        CHRISTIANIA BANK OG KREDITKASSE




                                        By: /s/ JAHN O. ROISING
                                            ----------------------------------
                                            Name: Jahn O. Roising
                                            Title: First Vice President


                                        By: /s/ CARL-PETER SVENDSEN
                                            ----------------------------------
                                            Name: Carl-Peter Svendsen
                                            Title: First Vice President


                                        Address for Notices:

                                        11 West 42nd Street, 7th Floor
                                        New York, New York 10036
                                        Attention: Mr. Jahn Roising
                                                   First Vice President




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                                        DEN NORSKE BANK AS




                                        By: /s/ BYRON L. COOLEY
                                            ----------------------------------
                                            Name: Byron L. Cooley
                                            Title: First Vice President


                                        By: /s/ NILS FYKSE
                                            ----------------------------------
                                            Name: Nils Fykse
                                            Title: Vice President


                                        Address for Notices:

                                        333 Clay Street
                                        Suite 4890
                                        Houston, Texas 77002
                                        Attention: Mr. Byron L. Cooley
                                                   First Vice President



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                                        MIDLAND BANK PLC,
                                        NEW YORK BRANCH




                                        By: /s/ DOUGLAS R. LIFTMAN
                                            -----------------------------------
                                            Name: Douglas R. Liftman
                                            Title: Director



                                        Address for Notices:

                                        140 Broadway
                                        New York, New York 1000
                                        Attention: Mr. Doug Liftman
                                                   Director




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                                        FIRST INTERSTATE BANK OF
                                        TEXAS, N.A.



                                        By: /s/ COLLIE C. MICHAELS
                                            ----------------------------------
                                            Name: Collie C. Michaels
                                            Title: Vice President



                                        Address for Notices:

                                        1000 Louisiana
                                        3rd Floor/MS #156
                                        Houston, Texas 77002
                                        Attention: Ms. Collie Michaels
                                                   Vice President





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                                        THE BANK OF NOVA SCOTIA




                                        By: /s/ F. C. H. ASHBY
                                            ----------------------------------
                                            Name: F.C.H. Ashby
                                            Title: Senior Manager Loan
                                                   Operations



                                        Address for Notices:

                                        Suite 3000, 1100 Louisiana
                                        Houston, Texas 77002
                                        Attention: Mr. Mark Ammerman


                                        With copies to:

                                        600 Peachtree Street, N.E.
                                        Suite 2700
                                        Atlanta, Georgia 30308
                                        Attention: Ms. Lauren Bianchi




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                                        CIBC INC.




                                        By: /s/ GARY C. GASKILL
                                            ----------------------------------
                                            Name: Gary C. Gaskill
                                            Title: Vice President


                                        Address for Notices:

                                        Two Pac s West
                                        2727 Paces Ferry Road
                                        Suite 1200
                                        Atlanta, Georgia 30339
                                        Attention: Loan Operations

                                        With a copy to:

                                        Canadian Imperial Bank of Commerce
                                        Two Houston Center
                                        909 Fannin Street
                                        Houston, Texas 77010
                                        Attention: Mr. Brian Swinford
                                                   Vice President




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                                        CITIBANK, N.A.




                                        By: /s/ AREZOO JAFARI
                                            ----------------------------------
                                            Name: Arezoo Jafari
                                            Title: Assistant Vice President


                                        Address for Notices:

                                        1200 Smith Street
                                        20th Floor
                                        Houston, Texas 77002
                                        Attention: Ms. Lydia Junek




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                                        MELLON BANK




                                        By: /s/ E. MARC CUENOD, JR.
                                            ----------------------------------
                                            Name: E. Marc Cuenod, Jr.
                                            Title: First Vice President


                                        Address for Notices:

                                        Mellon Bank
                                        One Mellon Bank Center
                                        Room 151-4425
                                        Pittsburgh, Pennsylvania 15258-0001
                                        Attention: Mr. A. Gary Chace
                                                   Senior Vice President
                                                   Energy & Utilities Group

                                        With a copy to:

                                        Mellon Financial Services
                                        1100 Louisiana, 36th Floor
                                        Houston, Texas 77002-5210
                                        Attention: Mr. Richard Gould




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                                        FIRST UNION NATIONAL BANK OF
                                        NORTH CAROLINA



                                        By: /s/ MICHAEL J. KOLOSOWSKY
                                            ----------------------------------
                                            Name: Michael J. Kolosowsky
                                            Title: Vice President


                                        Address for Notices:

                                        First Union Corporation of North
                                        Carolina
                                        1001 Fannin, Suite 2255
                                        Houston, Texas 77002
                                        Attention: Mr. Jay M. Chernosky
                                                   Vice President





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                                        BANK OF MONTREAL



                                        By: /S/ J.B. WHITMORE
                                            ----------------------------------
                                            Name: J.S. Whitmore
                                            Title: Director


                                        Address for Notices:

                                        700 Louisiana, Suite 4400
                                        Houston, Texas 77002
                                        Attention: Mr. Robert L. Roberts
                                                   Director, U.S. Corporate
                                                   Banking




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